Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Omeros Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o) and Rule 457(r)(1)			$150,000,000.00	0.0001381	$20,715.00
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$150,000,000.00		$20,715.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$20,715.00
	Net Fee Due							$0.00

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. This filing fee table shall be deemed to update the “Calculation of Filing Fee Tables” in the Registration Statement on Form S-3 (File No. 333-291522) of Omeros Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	Omeros Corporation	Form S-3	333-268269	November 9, 2022		$23,944.31(1)	Unallocated	(1)		$258,298,940.66
Fee Offset Sources	Omeros Corporation	Form S-3	333-268269		November 9, 2022						$20,715.00

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Omeros Corporation (the “Registrant”) previously filed a registration statement on Form S-3 (File No. 333-268269) with the Securities and Exchange Commission on November 9, 2022 (the “Prior Registration Statement”), which registered the issuance and sale of securities of up to a maximum aggregate amount of $300,000,000, of which $258,298,940.66 remained unsold upon expiration of the Prior Registration Statement (the “Unsold Securities”). The Registrant paid a filing fee of $23,944.31 in connection with such Unsold Securities (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). Pursuant to Rule 457(p), $20,715.00 in filing fees previously paid and associated with such Unsold Securities is being applied to offset the filing fee payable in connection with this filing. The Registrant has terminated or completed any offerings that included the Unsold Securities under the Prior Registration Statement.